CUSIP No. 171871502

EXHIBIT 2

TRADING DATA

Reporting Person	Date of Transaction	No. of Shares (Common Stock)	Price Per Share $	Where/How Effected
AF V US BD HOLDINGS, L.P.	12/4/2018	102,085.00	12.00	Open Market/Broker
ASSF IV AIV B HOLDINGS III, L.P.	12/4/2018	25,521.00	12.00	Open Market/Broker
AF V US BD HOLDINGS, L.P.	12/6/2018	40,000.00	11.55	Open Market/Broker
ASSF IV AIV B HOLDINGS III, L.P	12/6/2018	10,000.00	11.55	Open Market/Broker
AF V US BD HOLDINGS, L.P.	12/6/2018	159,200.00	11.36	Open Market/Broker
ASSF IV AIV B HOLDINGS III, L.P	12/6/2018	39,800.00	11.36	Open Market/Broker
AF V US BD HOLDINGS, L.P.	12/7/2018	100,000.00	11.55	Open Market/Broker
ASSF IV AIV B HOLDINGS III, L.P	12/7/2018	25,000.00	11.55	Open Market/Broker
AF V US BD HOLDINGS, L.P.	12/10/2018	88,560.00	11.04	Open Market/Broker
ASSF IV AIV B HOLDINGS III, L.P	12/10/2018	22,140.00	11.04	Open Market/Broker

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SCHEDULE A

BOARD OF MANAGERS FOR

ARES PARTNERS HOLDCO LLC

Name	Present Principal Occupation and Employment

Michael J Arougheti	Co-Founder, President and Chief Executive Officer of Ares Management

Ryan Berry	Partner and Chief Marketing and Strategy Officer of Ares Management

Robert Kipp deVeer	Partner of Ares Management

David B. Kaplan	Co-Founder and Partner of Ares Management

Michael R. McFerran	Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ares Management

Antony P. Ressler	Co-Founder and Executive Chairman of Ares Management

Bennett Rosenthal	Co-Founder and Partner of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

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EXECUTIVE OFFICERS AND BOARD OF DIRECTORS FOR

ARES MANAGEMENT CORPORATION

Name	Present Principal Occupation and Employment

Michael J Arougheti	Director, Co-Founder, Chief Executive Officer and President of Ares Management

Ryan Berry	Chief Marketing & Strategy Officer of Ares Management

David B. Kaplan	Director, Co-Founder and Partner of Ares Management

John H. Kissick	Director, Co-Founder of Ares Management

Antony P. Ressler	Co-Founder and Executive Chairman of Ares Management

Bennett Rosenthal	Director, Co-Founder and Partner of Ares Management

R. Kipp deVeer	Partner of Ares Management

Paul G. Joubert	Director of Ares Management and Founding Partner of EdgeAdvisors and a Venture Partner in Converge Venture Partners

Michael Lynton	Director of Ares Management and Chairman of the Board of Snap Inc.

Dr. Judy Olian	Director of Ares Management and President of Quinnipiac University

Michael R. McFerran	Executive Vice President, Chief Financial Officer and Chief Operating Officer of Ares Management

Michael D. Weiner	Executive Vice President, Chief Legal Officer and Secretary of Ares Management

The address for all of the persons listed above is c/o Ares Management LLC, 2000 Avenue of the Stars, 12th Floor, Los Angeles, California 90067.

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